UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 4, 2018
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 4, 2018, Live Nation Entertainment, Inc. (the “Company”), through Live Nation International Holdings B.V., an indirect, wholly-owned subsidiary of the Company incorporated in the Netherlands (“LNIH”), completed its previously announced acquisition of 50% of the outstanding share capital of Rock City, S.A., a company incorporated in Brazil (“Rock City”), pursuant to a Share Subscription Agreement and Other Covenants entered into as of May 1, 2018 (the “Subscription Agreement”), by and among the Company, LNIH, Rock City, and Roberto Medina and certain other shareholders of Rock City (collectively, the “Founding Shareholders”). Rock City holds 80% of the outstanding share capital of Rock World, S.A., a company incorporated in Brazil (“Rock World”), which is the operator of the Rock in Rio festival events in Rio de Janeiro, Brazil and Lisbon, Portugal. The entry into the Subscription Agreement was previously reported by the Company in Item 5 of Part II of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Securities and Exchange Commission on May 3, 2018.
LNIH paid $34.8 million to Rock City as the subscription price for the acquired shares pursuant to the Subscription Agreement, and contributed approximately $4.1 million to the capital of Rock City to finance the repayment of certain indebtedness of Rock World. In addition, under the terms of the Subscription Agreement, the Company paid the Founding Shareholders $0.2 million in exchange for the right to acquire an additional 1% of the outstanding shares of Rock City for nominal consideration and thereby become its controlling shareholder, with such option exercisable (i) during the 60-day period beginning 120 days prior to the Rock in Rio festival event in Rio de Janeiro, Brazil to be held in 2019, (ii) during the 60-day period commencing on January 1, 2020 and (iii) thereafter from time to time upon the occurrence of certain triggering events. The Company also made a one-time payment of $5.0 million to the Founding Shareholders concurrently with the closing of the transactions contemplated by the Subscription Agreement as an advance against certain contingent payments that will become payable to the Founding Shareholders in 2020, 2021 or 2022 in the event that either the Founding Shareholders elect to sell their remaining shares of Rock City to the Company, or the Company elects to acquire such shares.
The foregoing description of the Subscription Agreement and the transactions completed pursuant thereto does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.
(d) Exhibits.
The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
May 10, 2018

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Subscription Agreement and Other Covenants entered into as of May 1, 2018, by and among Live Nation Entertainment, Inc., Live Nation International Holdings B.V., Rock City, S.A., and Roberto Medina and certain other shareholders of Rock City, S.A.